                                                                  EXHIBIT 10.21

                                   THIRD AMENDMENT
                                          TO
                                   CREDIT AGREEMENT


    This Third Amendment is made this 27th day of June, 1997, by and between ULTIMATE ELECTRONICS, INC., a Delaware corporation (the "Borrower"), NORWEST BANK COLORADO, NATIONAL ASSOCIATION (the "Lender") and NORWEST BUSINESS CREDIT, INC, a Minnesota corporation, as administrative agent for the Lender (the "Administrative Agent").

                                       RECITALS

    The Borrower, the Lender and the Administrative Agent entered into a Credit Agreement dated as of November 21, 1996, as amended (the "Credit Agreement").

    The Borrower has requested that the Lender change certain definitions and affirmative covenants in the Credit Agreement. The Lender is willing to do so on the terms and subject to the conditions set forth herein.

    NOW THEREFORE, in consideration of the premises and the mutual promises herein contained, the parties hereto agree as follows:


    1. The definition of Acceptable Facility set forth in Section 1.1 of the Credit Agreement is hereby amended to read in its entirety as follows:

         "`Acceptable Facility' means a distribution facility or retail store
    (a) either (i) owned by the Borrower or (ii) leased by the Borrower or any of its subsidiaries subject to a lease acceptable to the Administrative Agent pursuant to which the landlord under such lease has executed a landlord's waiver acceptable to the Administrative Agent, and (b) identified in the Security Agreement as a location at which Inventory will be located or otherwise identified in writing by the Borrower to the Administrative Agent as a location at which Inventory will be located."

    2. The definition of Acceptable Inventory set forth in Section 1.1 of the Credit Agreement is hereby amended to read in its entirety as follows:

         "`Acceptable Inventory' means consumer electronics products held for sale, net of any unearned vendors' discounts (a) in which the Lender has a valid perfected first priority security interest, (b) which are located in an Acceptable Facility, (c) which are subject to no other lien, encumbrance or security interest, and (d) which are owned



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    (i) by Borrower or (ii) by Audio King, Inc. on June 27, 1997.  Without
    limiting the foregoing, the following shall not be Acceptable Inventory:

         (1)  Supplies and packaging inventory;

         (2) Inventory that is damaged, defective, obsolete or not currently saleable in the normal course of the Borrower's operations;

         (3) Inventory that the Borrower has returned, has attempted to return, is in the process of returning or intends to return to the vendor thereof, including, without limitation, factory returns;

         (4) Inventory in an amount equal to the Borrower's invoice variance reserves;

         (5) Discontinued inventory in an amount in excess of 12% of total Inventory (determined after deducting unearned vendors' discounts);

         (6)  Free goods;

         (7) That portion of the Borrower's aggregate service and parts Inventory, and Inventory consisting of cellular phones, promotional items, custom items and third party warranties which, in the aggregate, exceeds 12% of total Inventory (determined after deducting unearned vendors' discounts); and

         (8) Inventory otherwise deemed ineligible by the Administrative Agent in its sole discretion; provided, however, that unless an Event of Default or event that with notice or the passage of time would constitute an Event of Default then exists, the Administrative Agent will give Borrower (20) days' notice of any change in the types or amount of Inventory which shall be Acceptable Inventory and shall base any such change on the Administrative Agent's good faith judgment as to the liquidation value of such Inventory."

    3. The definition of Net Worth set forth in Section 1.1 of the Credit Agreement is hereby amended to read in its entirety as follows:

         "`Net Worth' shall mean the sum of the par or stated value of all outstanding capital stock, surplus and undivided profits of the Borrower, less any amounts attributable to treasury stock and any intangible assets, including, but not limited to, goodwill, patents, copyrights, mailing lists, catalogues, trademarks, bond discount and underwriting expenses, organization expenses and other like intangibles, all as


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    determined in accordance with generally accepted accounting principles, in excess of $3,200,000."

    4. Section 5.13 of the Credit Agreement is hereby amended to read in its entirety as follows:

         "Section 5.13 SUBSIDIARIES AND AFFILIATES. Borrower does not have any affiliates or Subsidiaries other than those Subsidiaries described on Exhibit D hereto."

    5. Section 6.13 of the Credit Agreement is hereby amended to read in its entirety as follows:

         "Section 6.13  FINANCIAL COVENANTS.  Maintain the following:

         (a) A ratio of current assets to the sum of current liabilities plus the aggregate outstanding balance under the Loan of at least 1.00 to 1.00 computed monthly as of the end of each month. Current assets and current liabilities shall be calculated in accordance with GAAP. For purposes of this Section 6.13(a), prepaid expenses and stockholder receivables included in the calculation of current assets shall not exceed $1,600,000.

         (b) Maintain during each of the periods set forth below, a minimum Net Worth calculated as at the end of each month in such period in an amount which is greater than or equal to the amount set forth opposite such period; PROVIDED THAT the minimum Net Worth that the Borrower is required to maintain shall be increased by the sum of 100% of the net proceeds received by the Borrower for the sale of any equity securities after the date of this Agreement:

         Period                              Minimum Net Worth
         ------                              -----------------

    February 28, 1997 to and including           $41,000,000
         June 30, 1997

    July 1, 1997 to and including                $42,800,000
         November 30, 1997

    December 1, 1997 to and including            $44,300,000
        January 31, 1998

    February 1, 1998 to and including            $43,950,000
        September 30, 1998



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         (c)  Maintain on each of the dates set forth below a maximum ratio of
    Funded Indebtedness to EBITDA determined for the four fiscal quarters of the Borrower ending on such date that is less than or equal to the ratio set forth opposite such date:

         Date                                  Ratio
         ----                                  -----

    July 31, 1997                           5.55 to 1.00
    October 31, 1997                        5.55 to 1.00
    January 31, 1998                        4.75 to 1.00
    April 30, 1998                          4.25 to 1.00
    July 31, 1998                           3.75 to 1.00"

    6. Section 7.1 of the Credit Agreement is hereby amended to read in its entirety as follows:

         "Section 7.1   FIXED ASSETS EXPENDITURES.  Make any capital
    expenditures (as such term is defined in accordance with GAAP) or expenditures for fixed assets, excluding the purchase by the Borrower of all of the issued and outstanding shares of Audio King Corporation (a) in excess of $6,600,000 during the Borrower's 1998 fiscal year, and (b) in an aggregate amount in excess of $400,000 per quarter cumulating quarterly with respect to unused amounts during its 1999 fiscal year."

    7. Section 7.2 of the Credit Agreement is hereby amended to read in its entirety as follows:

         "Section 7.2 INDEBTEDNESS. Create, incur, permit, assume or suffer to exist any Indebtedness, except (a) the obligations created hereby; (b) Indebtedness created or incurred in the ordinary course of business which constitutes trade payables or obligations other than indebtedness for borrowed money or Indebtedness representing the deferred purchase price of goods, (c) leases which are or should be classified as operating leases in accordance with GAAP; (d) Manufacturer Payables, (e) the Bond Indebtedness,
    (f) the capital leases and term debt described on Schedule 7.2 hereto and additional capital leases for store locations entered into in the ordinary course of business, and (g) indebtedness assumed by Borrower pursuant to a letter agreement between Borrower and Audio King, Inc., dated June 27, 1997."

    8. Section 7.7 of the Credit Agreement is hereby amended to read in its entirety as follows:

         "Section 7.7 LOAN. Make any loan or salary advance to any Person; except loans or salary advances to Borrower's officers, directors, shareholders or employees not in


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    excess of $100,000 in the aggregate outstanding at any one time for all such loans and advances and loans made by Borrower to Audio King, Inc. pursuant to a letter agreement between Borrower and Audio King, Inc., dated June 27, 1997."

    9. Section 7.11 of the Credit Agreement is hereby amended to read in its entirety as follows:

         "Section 7.11 USE OF FUNDS. Use funds advanced under this Agreement for any purpose other than for ordinary working capital purposes or the acquisition of all of the capital stock of Audio King Corporation."

    10. Section 7.14 of the Credit Agreement is hereby amended to read in its entirety as follows:

         "Section 7.14 SUBSIDIARY OR AFFILIATE.  Form or consent to or take part in the formation of any Subsidiary or affiliate other than those subsidiaries described on Exhibit D hereto."

    11. Section 7.16 of the Credit Agreement is hereby amended to read in its entirety as follows:

         "Section 7.16 INVESTMENTS AND NEW BUSINESSES. Make any acquisitions of or capital contributions to or other investments in any Person other than (a) investments in open market commercial paper, maturing within 365 days after acquisition thereof, with a credit rating of at least A-1 or P-1 by either Standard & Poor's Corporation or Moody's Investors Service, Inc.,
    (b) marketable obligations issued or unconditionally guaranteed by the United States of America or an instrumentality or agency thereof and entitled to the full faith and credit of the United States of America, (c) municipal bonds with a credit rating of at least A by either Standard & Poor's or Moody's, (d) demand deposits, time deposits (including certificates of deposit), and money market accounts, or (e) the acquisition of all of the capital stock of Audio King Corporation."

    12. The Credit Agreement is hereby amended to add an Exhibit D which shall read in its entirety as follows:

                                      "EXHIBIT D
                      (Attached to and forming a part of Credit
                   Agreement between Ultimate Electronics, Inc. and
                          NORWEST Business Credit, Inc. and
                     NORWEST Bank Colorado, National Association)


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                                 LIST OF SUBSIDIARIES

Ultimate AKquisition Corp.

Audio King, Inc.*

Audio King Iowa, Inc.**

Specialty Home Electronics Repair, Inc.

Fast Trak, Inc.***

------------------------------------------------

*   To be merged into Ultimate AKquisition Corp.

**  To be merged into Audio King, Inc.

*** To be merged into Specialty Home Electronics Repair, Inc."

    13. Except as specifically amended hereby, the Credit Agreement shall remain in full force and effect.


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    IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be duly executed as of the day and year first above written.

                             ULTIMATE ELECTRONICS, INC.


                             By:  /s/ Alan E. Kessock
                                 ----------------------------------------------
                             Its: Vice President of Finance
                                 ----------------------------------------------

                             NORWEST BANK COLORADO, NATIONAL ASSOCIATION


                             By:  /s/ Karen I. Hardy
                                 ----------------------------------------------
                             Its: Vice President
                                 ----------------------------------------------

                             NORWEST BUSINESS CREDIT, INC.


                             By:  /s/ Pamela Klempel
                                 ----------------------------------------------
                             Its: Assistant Vice President
                                 ----------------------------------------------


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